Exhibit 99.1

CBAK Energy Reports Second Quarter and First Half 2022 Unaudited Financial Results

–Net Revenues up 857% year over year in the second quarter–

–Net Revenues up 792% year over year in the first half–

DALIAN, China, August 15, 2022 /PRNewswire/ — CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy,” or the “Company”) a leading lithium-ion battery manufacturer and electric energy solution provider in China, today reported its unaudited financial results for the second quarter and first half of 2022 ended June 30, 2022.

Second Quarter of 2022 Financial Highlights

●	Net revenues were $56.4 million, an increase of 857% from $5.9 million in the same period of 2021.

●	Gross profit was $5.5 million, representing an increase of $4.4 million, or 404%, for the three months ended June 30, 2022, from gross profit of $1.1 million for the same period in 2021.

●	Net income attributable to shareholders of CBAK Energy was $0.8 million, compared to net income attributable to shareholders of CBAK Energy of $2.7 million in the same period of 2021.

First Half of 2022 Financial Highlights

●	Net revenues were $136.5 million, an increase of 792% from $15.3 million in 2021.

●	Gross profit was $10.9 million, an increase of 270% from $2.9 million in 2021.

●	Net income attributable to shareholders of CBAK Energy was $1.3 million, compared to net income attributable to shareholders of CBAK Energy of $32.3 million in 2021.

Yunfei Li, Chairman and Chief Executive Officer of the Company, commented: “In the second quarter and first half of 2022, our company continued its strong growth in revenues. With the new energy industry getting hotter with tremendous policy supports, we made wise decision to enter the upstream of the industry by acquiring a lithium-ion battery material business and to further expand our battery production capacity.”

Mr. Li continued: “Despite that the inflation of materials price resulted from capacity shortage has increased our costs, we still managed to sustain a highly rapid growth in revenues, of which revenues from our battery business grew by over 3 times. Our management team is highly confident about the company’s future and its potential for quicker growth.”

Xiangyu Pei, Interim Chief Financial Officer of the Company, noted: “With the significant growth in the sales of our batteries and battery materials, we continued to expand revenue and gross profits. Notably, our revenues grew as much as 792% year-over-year to $136.5 million in the first half of 2022 while gross profits increased by over two times to $10.9 million. We believe that with the material price starts de-inflation and that our Nanjing plant is fully operated with its full capacity, we will have much higher profits. As always, we continued to invest in new headcounts, new business as well as research and development to drive further growth. We believe these investments, combined with our sound financial position and powerful battery product ecosystem, will enable us to sustain long-term, profitable growth.”

Second Quarter of 2022 Business Highlights & Recent Developments

●	In July 2022, the Company announced a joint-development agreement with one of the leading players in the R&D of sodium-ion batteries to co-develop Na-ion batteries. Both companies anticipated to start producing samples in the second half of 2022.

●	In June 2022, CBAK Energy announced a framework agreement with Jiangsu JPK New Energy Co., Ltd., a subsidiary of Jiangsu Jemmell New Energy Automobile Co., Ltd. (“Jemmell”) to develop and supply large cylindrical batteries used on Jemmell’s A00-grade mini passenger vehicles. Jemmell is known as a light electric vehicle manufacturing unit of Jinpeng Group (“JP Group”), which is one of China’s biggest LEV manufacturers.

Second Quarter of 2022 Financial Results

Net revenues were $56.4 million, an increase of 857% from $5.9 million in the same period of 2021. This was driven mostly by strong sales of high-power lithium batteries and materials for use in manufacturing lithium battery.

Net Revenues by End-product Applications ($ thousands)	2021 Second Quarter	2022 Second Quarter	% Change YoY
Segment 1 High power lithium batteries used in:
Uninterruptable supplies	$5,812	$25,045	331
Light electric vehicles	75	671	795
Electric vehicles	-	-	-
Segment 2
Materials for use in manufacturing of lithium battery cell
Precursor	-	4,110	-
Cathode	-	26,524	-
Trading of raw materials used in lithium batteries	2	-	-100
Total	$5,889	$56,350	857

Cost of revenues was $50.8 million, an increase of 961% from $4.8 million in the same period of 2021. This was primarily due to increased net revenues.

Gross profit was $5.5 million, representing an increase of 404% from $1.1 million in the same period of 2021. Gross Margin was 9.5%, a decrease of 9.1% from 18.6% in the same period of 2021. The change in gross profits was primarily due to the increase in raw material costs.

Total operating expenses were $5.4 million, an increase of 48% from $3.8 million in the same period of 2021. Most of the increase in all expense categories was due to growing headcount and the acquisition of our battery material business and a growing number of employees for the new facility in Nanjing.

●	Research and development expenses were $2.3 million, an increase of 120% from $1.0 million in the same period of 2021.

●	Sales and marketing expenses were $0.7 million, an increase of 29% from $0.5 million in the same period of 2021.

●	General and administrative expenses were $2.5 million, an increase of 5% from $2.3 million in the same period of 2021.

●	Recovery of doubtful accounts was $59,826, compared to $0.1 million in the same period of 2021.

Operating income was $0.1 million, compared to an operating loss of $2.7 million in the same period of 2021, representing a change of 105% from operating loss to operating income.

Finance expense, net was $0.6 million, compared to finance income of $52,700 in the same period of 2021.

Change in fair value of warrants was $2.1 million, compared to $5.8 million in the same period of 2021. The change in fair value of the warrants liability is mainly due to share price movement.

Net income attributable to shareholders of CBAK Energy was $0.8 million, compared to net income attributable to shareholders of CBAK Energy of $2.7 million in the same period of 2021.

Basic and diluted income per share were both nil. In comparison, basic and diluted income per share in the same period of 2021 were both $0.02.

First Half of 2022 Financial Results

Net revenues were $136.5 million, an increase of 792% from $15.3 million in 2021. This was primarily due to stronger sales of batteries for uninterruptable supplies and LEVs as well as materials for use in manufacturing lithium battery.

Net Revenues by End-product Applications ($ thousands)	2021 First Half	2022 First Half	% Change YoY
Segment 1 High power lithium batteries used in:
Uninterruptable supplies	$14,576	$39,976	174
Light electric vehicles	109	760	597
Electric vehicles	101	-	-100
Segment 2
Materials for use in manufacturing of lithium battery cell
Precursor	-	40,923	-
Cathode	-	54,887	-
Trading of raw materials used in lithium batteries	519	-	-100
Total	$15,305	$136,546	792

Cost of revenues was $125.7 million, an increase of 916% from $12.4 million in 2021. This was primarily attributed to increased net revenues.

Gross profit was $10.9 million, an increase of 270% from $2.9 million in 2021. Gross margin was 8.0%, a decrease of 11 percentage points from 2021. The change in gross margin was primarily due to the increase in raw material prices.

Total operating expenses were $12.0 million, an increase of 112% from $5.7 million in 2021. Most of the increase in all expense categories was due to growing headcount and the acquisition of our battery material business and a growing number of employees for the new facility in Nanjing.

●	Research and development expenses were $5.6 million, an increase of 267% from $1.5 million in 2020. The increase was mainly due to the increase in salaries, and the acquisition of our battery material business, and a growing number of employees needed for our new Nanjing plant.

●	Sales and marketing expenses were $1.5 million, an increase of 103% from $0.8 million in 2021. The increase was mainly due to the increase in salaries, the acquisition of our battery material business, a growing number of employees needed for our new Nanjing plant and expanded sales and marketing efforts.

●	General and administrative expenses were $4.7 million, an increase of 28% from $3.7 million in 2021. The increase was mainly due to the increase in salaries resulting from the acquisition of our battery material business, a growing number of employees need for the new facility in Nanjing.

●	Provision for doubtful accounts was $0.2 million, compared to a recovery of doubtful accounts of $0.3 million in 2021.

Operating loss was $1.2 million, compared to $2.8 million in 2021, representing a decrease of 57%.

Finance expense, net was $0.6 million, compared to finance income of $45,102 in 2021.

Change in fair value of warrants was $3.8 million, compared to $34.2 million in 2021. The change in fair value of the warrants liability is mainly due to share price movement.

Net income attributable to shareholders of CBAK Energy was $1.3 million, compared to net income attributable to shareholders of CBAK Energy of $32.3 million in 2021.

Basic and diluted income per share were both $0.01. In comparison, basic and diluted loss per share in 2021 were both $0.37.

Conference Call

CBAK’s management will host an earnings conference call at 8:00 AM U.S. Eastern Time on Monday, August 15, 2022 (8:00 PM Beijing/Hong Kong Time on August 15, 2022).

For participants who wish to join the call, please register in advance for the conference using the link provided below at least 15 minutes prior to the scheduled call start time. Upon registration, participants will receive the conference call access information, including dial-in numbers, a personal pin and an email with detailed instructions to join the conference call.

Participant Online Registration: https://register.vevent.com/register/BId7dd8f617e1e4d01a3e700460f168ddd

Once completing the registration, please dial-in at least 10 minutes before the scheduled start time of the conference call and enter the personal pin as instructed to connect to the call.

A replay of the conference call may be accessed within seven days after the conclusion of the live call at the following website:

https://edge.media-server.com/mmc/p/x2rvxnig

About CBAK Energy

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium batteries and raw materials for use in manufacturing high power lithium batteries. The applications of the Company’s products and solutions include electric vehicles, light electric vehicles, electric tools, energy storage, uninterruptible power supply (UPS), and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian, Nanjing and Shaoxing, as well as a large-scale R&D and production base in Dalian.

For more information, please visit www.cbak.com.cn.

Safe Harbor Statement

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

Any forward-looking statements contained in this press release are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: significant legal and operational risks associated with having substantially all of our business operations in China, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely for three consecutive years, the effects of the global Covid-19 pandemic, changes in domestic and foreign laws, regulations and taxes, uncertainties related to China’s legal system and economic, political and social events in China, the volatility of the securities markets; and other risks including, but not limited to, the ability of the Company to meet its contractual obligations, the uncertain market for the Company’s lithium battery cells and business, macroeconomic, technological, regulatory, or other factors affecting the profitability of our products and solutions that we discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K as well as in our other reports filed or furnished from time to time with the SEC. You should read these factors and the other cautionary statements made in this press release. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For investor and media inquiries, please contact:

CBAK Energy Technology, Inc.

Investor Relations Department

Mr. Thierry Jiewei Li

Phone: 86-18675423231

Email: ir@cbak.com.cn

CBAK Energy Technology, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In $ except for number of shares)

	December 31, 2021	June 30, 2022
		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$7,357,875	$4,380,742
Pledged deposits	18,996,749	37,117,785
Trade accounts and bills receivable, net	49,907,129	26,056,836
Inventories	30,133,340	55,305,909
Prepayments and other receivable	12,746,990	7,543,259
Receivables from former subsidiary	2,263,955	5,670,336
Amount due from non-controlling interest, current	125,883	119,414
Amount due from related party, current	472,061	223,901
Income tax recoverable	47,189	-
Investment in sales-type lease, net	790,516	859,348
Total current assets	122,841,687	137,277,530

Property, plant and equipment, net	90,042,773	84,705,053
Construction in progress	27,343,092	28,860,353
Non-marketable equity securities	712,930	676,292
Prepaid land use rights	13,797,230	12,918,119
Intangible assets, net	1,961,739	1,594,057
Operating lease right-of-use assets, net	1,968,032	527,622
Investment in sales-type lease, net	838,528	492,605
Amount due from related party, non-current	62,941	59,707
Deferred tax assets, net	1,403,813	1,308,051
Goodwill	1,645,232	1,562,349
Total assets	$262,617,997	$269,981,738

Liabilities
Current liabilities
Trade accounts and bills payable	$65,376,212	$80,511,194
Short-term bank borrowings	8,811,820	16,875,223
Other short-term loans	4,679,122	707,602
Accrued expenses and other payables	22,963,700	22,697,848
Income tax payable	-	31,093
Payables to former subsidiaries, net	326,507	346,539
Deferred government grants, current	3,834,481	2,149,033
Product warranty provisions	127,837	106,053
Warrants liability	5,846,000	2,083,000
Operating lease liability, current	801,797	215,439
Total current liabilities	112,767,476	125,723,024

Deferred government grants, non-current	6,189,196	6,284,983
Product warranty provisions	1,900,429	1,913,083
Operating lease liability, non-current	876,323	128,129

Total liabilities	121,733,424	134,049,219

Commitments and contingencies

Shareholders’ equity
Common stock $0.001 par value; 500,000,000 authorized; 89,135,064 issued and 88,990,858 outstanding as of December 31, 2021 and June 30, 2022	88,849	89,135
Donated shares	14,101,689	14,101,689
Additional paid-in capital	241,946,362	241,991,981
Statutory reserves	1,230,511	1,230,511
Accumulated deficit	(122,498,259)	(121,248,616)
Accumulated other comprehensive loss (income)	2,489,017	(4,240,719)
	137,358,169	131,923,981
Less: Treasury shares	(4,066,610)	(4,066,610)
Total shareholders’ equity	133,291,559	127,857,371
Non-controlling interests	7,593,014	8,075,148
Total equity	140,884,573	135,932,519

Total liabilities and shareholder’s equity	$262,617,997	$269,981,738

CBAK Energy Technology, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In $ except for number of shares)

	Three months ended June 30,		Six months ended June 30,
	2021	2022	2021	2022
Net revenues	$5,889,154	$56,349,660	$15,305,203	$136,545,958
Cost of revenues	(4,791,503)	(50,814,352)	(12,368,123)	(125,694,296)
Gross profit	1,097,651	5,535,308	2,937,080	10,851,662
Operating expenses:
Research and development expenses	(1,045,312)	(2,299,466)	(1,529,061)	(5,612,590)
Sales and marketing expenses	(539,471)	(697,664)	(752,613)	(1,527,338)
General and administrative expenses	(2,340,896)	(2,453,515)	(3,665,377)	(4,690,889)
Recovery (provision for) of doubtful accounts	104,517	59,826	258,578	(211,617)
Total operating expenses	(3,821,162)	(5,390,819)	(5,688,473)	(12,042,434)
Operating (loss) income	(2,723,511)	144,489	(2,751,393)	(1,190,772)
Finance income (expenses), net	52,700	(620,490)	45,102	(615,476)
Other income, net	331,576	(458,946)	1,549,224	(173,742)
Impairment of non-marketable equity securities	(690,542)	-	(690,542)	-
Change in fair value of warrants	5,750,000	2,131,000	34,176,000	3,763,000
Income before income tax	2,720,223	1,196,053	32,328,391	1,783,010
Income tax expenses	-	(179,788)	-	(86,242)
Net income	2,720,223	1,016,265	32,328,391	$1,696,768
Less: Net income attributable to non-controlling interest	(19,622)	(211,075)	(18,508)	(447,125)
Net income attributable to CBAK Energy Technology, Inc.	$2,700,601	$805,190	$32,309,883	$1,249,643

Net income	2,720,223	1,016,265	32,328,391	1,696,768
Other comprehensive income (loss)
– Foreign currency translation adjustment	1,141,596	(7,126,920)	1,230,734	(6,694,727)
Comprehensive income (loss)	3,861,819	(6,110,655)	33,559,125	(4,997,959)
Less: Comprehensive income attributable to non-controlling interest	(18,637)	(205,075)	(12,620)	(482,134)
Comprehensive income (loss) attributable to CBAK Energy Technology, Inc.	$3,843,182	$(6,315,730)	$33,546,505	$(5,480,093)

Income per share
– Basic	$0.02	$0.00 *	$0.37	$0.01
– Diluted	$0.02	$0.00 *	$0.37	$0.01

Weighted average number of shares of common stock:
– Basic	88,411,583	89,007,924	86,347,656	88,852,594
– Diluted	88,993,839	89,007,924	86,938,886	88,852,594

*	Less than $0.01 per share